[Confidential Treatment Requested. Portions of this agreement have been redacted and filed separately with the commission.]

Exhibit 10.27

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24 & 30			1. REQUISITION NUMBER QX130341	PAGE 1 OF 20

2. CONTRACT NO. 273-03-C-0045	3. AWARD EFFECTIVE DATE See Block 31.C.	4. ORDER NUMBER	5. SOLICITATION NUMBER 273-03-P-0011	6. SOLICITATION ISSUE DATE 7/18/2003

7. FOR SOLICITATION INFORMATION, CALL	a. NAME Mary W. McConnell		b. TELEPHONE NUMBER (No collect calls) 919-541-3813	8. OFFER DUE DATE/ LOCAL TIME Date: 8/4/2003 Time: 1:00 P.M.

9. ISSUED BY:	CODE	OMB 0990-0115	10. THIS ACQUISITION IS:	11. DELIVER FOR	12. DISCOUNT TERMS
National Institute of Environmental Health Sciences Acquisitions Management Branch, OM P. O. Box 12874 Research Triangle Park, NC 27709			☒ UNRESTRICTED ☐ SET ASIDE % FOR ☐ SMALL BUSINESS ☐ HUBZONE SMALL	FOB DESTINATION UNLESS BLOCK IS MARKED ☐ SEE SCHEDULE	***
			BUSINESS	13a. THIS CONTRACT IS A RATED ☐ ORDER UNDER DPAS (16 CFR 700)

			☐ 8(A) NAICS: 112990	13b. RATING
			SIZE STANDARD $0,75M	14. METHOD OF SOLICITATION ☐ RFQ ☐ IFB ☒ RFP

15. DELIVER TO:	CODE	16. ADMINISTERED BY:	CODE

National Institute of Environmental Health Sciences See Statement of Work		NIEHS Contract Specialist, Mary W. McConnell OMB No. 0990-0115

17a. CONTRACTOR/ OFFEROR	CODE	FACILITY CODE	18a. PAYMENT WILL BE MADE BY:	CODE

Xenogen Biosciences 5 Cedar Brook Drive Cranbury, New Jersey 08512			National Institutes of Health Commercial Accounts Section, OFM Bldg.31, Rm.B1B39 9000 Rockville Pike Bathesdsa, MD 20892
TELEPHONE NO. (609) 235-1415

☐ 17b. CHECK IF REMITTANCE IS DIFFERENT AND PUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK: 18a UNLESS BLOCK BELOW IS CHECKED ☐ SEE ADDENDUM

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/ SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

Conditional Knockout Mouse Lines Bearing Floxed (See 5F-1449 Page 2) (Use Reverse and/or Attach Additional Sheets as Necessary)	***	***

25. ACCOUNTING AND APPROPRIATION DATA	26. TOTAL AWARD AMOUNT (For Govt. Use only
1-311122130-A2 cr300045 3-8323763.OXI30341 25.2Z $208,335 Current Obligation	***

☒ 27a.	SOLICITATION INCORPORATED BY REFERENCE FAR 82-212-1, 82-212-4, FAR 82-212-3 AND 82-212-6 ARE ATTACHED, ADDENDA	☒ ARE	☐ ARE NOT ATTACHED
☐ 27c.	CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 82-212-4, FAR 82-212-5 IS ATTACHED, ADDENDA	☐ ARE	☐ ARE NOT ATTACHED

☒ 28.	CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN 1 COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED HEREIN .	☐ 29.	AWARD OF CONTRACT. REF. OFFER DATED YOUR OFFER ON SOLICITATION (BLOCK B), INCLUDING ANY ADDITIONS OR CHANGES WHICH A SET FORTH HEREIN, IS ACCEPTED AS TO ITEMS:

30a. SIGNATURE OF OFFEROR/CONTRACTOR	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)

/s/ David R. Boyko	/s/ Antoinette Bridges

30b. NAME AND TITLE OF SIGNER (Type or print)	30c. DATE SIGNED	31d. NAME OF CONTRACTING OFFICER (Type or print)	31c. DATE SIGNED
DAVID R. BOYKO VICE PRESIDENT, LICENSING & LEGAL SERVICES	9/19/03	Antoinette Bridges	9/25/06

AUTHORIZED FOR LEGAL REPRODUCTION PREVIOUS EDITION IS NOT USABLE	STANDARD FORM 1449 (REV.-4007) Prescribed by GSA - FAR (48 CFR) 53-212

***	Confidential Treatment Requested

19 ITEM NO.	20 SCHEDULE OF SUPPLIES/SERVICES	21 QUANTITY	22 UNIT	23 UNIT PRICE	24 AMOUNT

Complete Supplemental Attached Page for Page 2 of the SF-1449

32a. QUANTITY IN COLUMN 21 HAS BEEN:

☐ RECEIVED ☐ INSPECTED ☐ ACCEPTED AND CONFORMS TO THE CONTRACT EXCEPT AS NOTED:

32b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE		32c. DATE	32d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE

32e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE			32f. TELEPHONE NUMBER OF AUTHORIZED GOVERNMENT REPRESENTATIVE

32g. E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE

33. SHIP NUMBER	34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR	36. PAYMENT ☐ COMPLETE ☐ PARTIAL ☐ FINAL	37. CHECK NUMBER

☐ PARTIAL ☐ FINAL

38. S/R ACCOUNT NUMBER	39. S/R VOUCHER NUMBER	40. PAID BY

41a. I CERTIFY THIS AMOUNT IS CORRECT AND PROPER FOR PAYMENT		42a. RECEIVED BY (Print)

41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER	41c. DATE

42b. RECEIVED AT (Location)

		42c. DATE REC’D (YY/MM/DD)	42d. TOTAL CONTAINERS

STANDARD FORM 1449 (REV. 4/2002) BACK

Amendment No. 2—SF-1449 Supplemental of Back Page:

Item 19.	Item 20.	Item 21.	Item 22.	Item 23.		Item 24.
Item No.	Schedule of Supplies	Est. Quantity	Unit	Fixed Unit Price		Amount
Minimum- Maximum
1.	Initial Award Year
a.	Mouse Lines	20-24	Each	$	***	$	***
b.	Change Order Charges	1	Lot	NTE $	***	NTE $	***
			Total for Initial Award Year			$	***
2.	Option Year 1
a.	Mouse Lines	30-36	Each	$	***	$	***
b.	Change Order Charges	1	Lot	NTE $	***	NTE $	***
			Total for Option Year 1			$	***
3.	Option Year 2
a.	Mouse Lines	45-53	Each	$	***	$	***
b.	Change Order Charges	1	Lot	NTE $	***	NTE $	***
			Total for Option Year 2			$	***
4.	Option Year 3
a.	Mouse Lines	45-53	Each	$	***	$	***
b.	Change Order Charges	1	Lot	NTE $	***	NTE $	***
			Total for Option Year 3			$	***
5.	Option Year 4
a.	Mouse Lines	45-53	Each	$	***	$	***
b.	Change Order Charges	1	Lot	NTE $	***	NTE $	***
			Total for Option Year 4			$	***
					Grand Total	$	***

Note: Add the NTE line item b. into your totals for each year and the grand total.

***	Confidential treatment requested

CONTRACT CLAUSES

1.    OFFERORS MUST COMPLETE AND RETURN ALL INFORMATION DESIGNATED IN 52.212-1, INSTRUCTIONS TO OFFERORS—COMMERCIAL ITEMS, PARAGRAPH “b”, PRIOR TO THE TIME SPECIFIED IN BLOCK 8 OF SF 1449 IN ORDER TO BE CONSIDERED FOR AWARD.

2.    ACKNOWLEDGMENT OF AMENDMENTS: The offeror acknowledges receipt of Amendments to the Solicitation numbered and dated as follows:

AMENDMENT NO.	DATE
1	08/26/03
2	09/10/03

3.    DUNS NUMBER: Please provide the Dun and Bradstreet Number assigned to your firm in the space provided below.

DUNS # 361145428

4.    DELIVERY OF OFFERS. Sealed offers for furnishing the supplies or services in the Schedule will be received at the address specified in Block 9. If the offer is being handcarried or sent by courier, the following address shall be used:

National Institute of Environmental Health Sciences

Acquisitions Management Branch, OM

4505 Emperor Blvd, 2nd Floor, Suite 245

Durham, NC 27703

External package must have the “solicitation number” and “due date” clearly marked.

5.    FAR 52.212-4 CONTRACT TERMS AND CONDITIONS—COMMERCIAL ITEMS (FEB 2002)

(a) Inspection /Acceptance. The Contractor shall only tender for acceptance those items that conform to the requirements of this contract. The Government reserves the right to inspect or test any supplies or services that have been tendered for acceptance. The Government may require repair or replacement of nonconforming supplies or reperformance of nonconforming services at no increase in contract price. The Government must exercise its post-acceptance rights (1) within a reasonable time after the defect was discovered or should have been discovered; and (2) before any substantial change occurs in the condition of the item, unless the change is due to the defect in the item.

(b) Assignment. The Contractor or its assignee may assign rights to receive payment due as a result of performance of this contract to a bank, trust company, or other financing institution,

including any Federal lending agency in accordance with the Assignment of Claims Act (31 U.S.C. 3727).

However, when a third party makes payment (e.g. use of the Governmentwide commercial purchase card), the Contractor may not assign its rights to receive payment under this contract.

(c) Changes. Changes in the terms and conditions of this contract may be made only by written agreement of the parties.

(d) Disputes. This contract is subject to the Contract Disputes Act of 1978, as amended (41 U.S.C. 601-613). Failure of the parties to this contract to reach agreement on any request for equitable adjustment, claim, appeal or action arising under or relating to this contract shall be a dispute to be resolved in accordance with the clause at FAR 52.233-1, Disputes, which is incorporated herein by reference. The Contractor shall proceed diligently with performance of this contract, pending final resolution of any dispute arising under the contract.

(e) Definitions. The clause at FAR 52.202-1, Definitions, is incorporated herein by reference.

(f) Excusable delays. The Contractor shall be liable for default unless nonperformance is caused by an occurrence beyond the reasonable control of the Contractor and without its fault or negligence such as, acts of God or the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, unusually severe weather, and delays of common carriers. The Contractor shall notify the Contracting Officer in writing as soon as it is reasonably possible after the commencement of any excusable delay, setting forth the full particulars in connection therewith, shall remedy such occurrence with all reasonable dispatch, and shall promptly give written notice to the Contracting Officer of the cessation of such occurrence.

(g) Invoice. (1) The Contractor shall submit an original invoice and three copies (or electronic invoice, if authorized), to the address designated in the contract to receive invoices. An invoice must include—

(i) Name and address of the Contractor;

(ii) Invoice date and number;

(iii) Contract number, contract line item number and, if applicable, the order number;

(iv) Description, quantity, unit of measure, unit price and extended price of the items delivered;

(v) Shipping number and date of shipment, including the bill of lading number and weight of shipment if shipped on Government bill of lading;

(vi) Terms of any discount for prompt payment offered;

(vii) Name and address of official to whom payment is to be sent;

(viii) Name, title, and phone number of person to notify in event of defective invoice; and

(ix) Taxpayer Identification Number (TIN). The Contractor shall include its TIN on the invoice only if required elsewhere in this contract.

(x) Electronic Funds transfer (EFT) banking information.

(A) The Contractor shall include EFT banking information on the invoice only if required elsewhere in this contract.

(B) If EFT banking information is not required to be on the invoice, in order for the invoice to be a proper invoice, the Contractor shall have submitted correct EFT banking information in accordance with the applicable solicitation provision, contract clause (e.g., 52.232-33, Payment by Electronic Funds Transfer-Central Contractor Registration, or 52.232-34, Payment by Electronic Funds Transfer-Other Than Central Contractor Registration), or applicable agency procedures.

(C) EFT banking information is not required if the Government waived the requirement to pay by EFT.

(2) Invoices will be handled in accordance with the Prompt Payment Act (31 U.S.C 3903) and Office of Management and Budget (OMB) prompt payment regulations at 5 CFR part 1315.

(h) Patent indemnity. The Contractor shall indemnify the Government and its officers, employees and agents against liability, including costs, for actual or alleged direct or contributory infringement of, or inducement to infringe, any United States or foreign patent, trademark or copyright, arising out of the performance of this contract, provided the Contractor is reasonably notified of such claims and proceedings.

(i) Payment. Payment shall be made for items accepted by the Government that have been delivered to the delivery destinations set forth in this contract. The Government will make payment in accordance with the Prompt Payment Act (31 U.S.C. 3903) and OMB prompt payment regulations at 5 CFR part 1315. If the Government makes payment by Electronic Funds Transfer (EFT), see 52.212-5(b) for the appropriate EFT clause. In connection with any discount offered for early payment, time shall be computed from the date of the invoice. For the purpose of computing the discount earned, payment shall be considered to have been made on the date which appears on the payment check or the specified payment date if an electronic funds transfer payment is made.

(j) Risk of loss. Unless the contract specifically provides otherwise, risk of loss or damage to the supplies provided under this contract shall remain with the Contractor until, and shall pass to the Government upon:

(1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin; or

(2) Delivery of the supplies to the Government at the destination specified in the contract, if transportation is f.o.b. destination.

(k) Taxes. The contract price includes all applicable Federal, State, and local taxes and duties.

(l) Termination for the Government’s convenience. The Government reserves the right to terminate this contract, or any part hereof, for its sole convenience. In the event of such termination, the Contractor shall immediately stop all work hereunder and shall immediately cause any and all of its suppliers and subcontractors to cease work. Subject to the terms of this contrast, the Contractor shall be paid a percentage of the contract price reflecting the percentage of the work performed prior to the notice of termination, plus reasonable charges the Contractor can demonstrate to the satisfaction of the Government using its standard record keeping system, have resulted from the termination. The Contractor shall not be required to comply with the cost accounting standards or contract cost principles for this purpose. This paragraph does not give the Government any right to audit the Contractor’s records. The Contractor shall not be paid for any work performed or costs incurred which reasonably could have been avoided.

(m) Termination for cause. The Government may terminate this contract, or any part hereof, for cause in the event of any default by the Contractor, or if the Contractor fails to comply with any contract terms and conditions, or fails to provide the Government, upon request, with adequate assurances of future performance. In the event of termination for cause, the Government shall not be liable to the contractor for any amount for supplies or services not accepted, and the Contractor shall be liable to the Government for any and all rights and remedies provided by law. If it is determined that the Government improperly terminated this contract for default, such termination shall be deemed a termination for convenience.

(n) Title. Unless specified elsewhere in this contract, title to items furnished under this contract shall pass to the Government upon acceptance, regardless of when or where the Government takes physical possession.

(o) Warranty. The Contractor warrants and implies that the items delivered hereunder are merchantable and fit for use for the particular purpose described in this contract.

(p) Limitation of liability. Except as otherwise provided by an express warranty, the Contractor will not be liable to the Government for consequential damages resulting from any defect or deficiencies in accepted items.

(q) Other compliances. The Contractor shall comply with all applicable Federal, State and local laws, executive orders, rules and regulations applicable to its performance under this contract.

(r) Compliance with laws unique to Government contracts. The Contractor agrees to comply with 31 U.S.C. 1352 relating to limitations on the use of appropriated funds to influence certain Federal contracts; 18 U.S.C. 431 relating to officials not to benefit; 40 U.S.C. 327, et seq., Contract Work Hours and Safety Standards Act; 41 U.S.C. 51-58, Anti-Kickback Act of 1986;

41 U.S.C. 265 and 10 U.S.C. 2409 related to whistle blower protections; and 49 U.S.C 40118, Fly American; and 41 U.S.C. 423 relating to procurement integrity.

(a) Order of precedence. Any inconsistencies in this solicitation or contract shall be resolved by giving precedence in the following order: (1) the schedule of supplies/services; (2) the Assignments, Disputes, Payments, Invoice, Other Compliances, and Compliance with Laws Unique to Government Contracts paragraphs of this clause; (3) the clause at 52.212-5; (4) addenda to this solicitation or contract, including any license agreements for computer software; (5) solicitation provisions if this is a solicitation; (6) other paragraphs of this clause; (7) the Standard Form 1449; (8) other documents, exhibits, and attachments; and (9) the specification.

(End of clause)

6.    Addendum to 52.212-4.

A.	52.252-2 Clauses Incorporated By Reference (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this address: http://www.arnet.gov/far

B.	The following clauses are incorporated by reference:

FAR Clause No.	Title and Date
52.246-2	Inspection of Supplies—Fixed Price (AUG 1996)
52.242-15	Stop Work Order (AUG 1989)
52.242-17	Government Delay of Work (APR 1984)
52.247-35	F.O.B. Destination, Within Consignees Premises (APR 1984)
52.217-9	Option to Extend the Term of the Contract (MAR 2000)

C.	TYPE OF CONTRACT

This is a firm, fixed-price definite delivery supply Contract with reimbursable line items, as outlined in blocks 19-24 of the SF-1449 and any continuation pages.

D.	PERIOD OF PERFORMANCE

This Contract shall be effective for a one-year period beginning September 15, 2003, or from date of Contract award, whichever is later, with four (4) optional renewal periods of one year each.

E.	PUBLICATION AND PUBLICITY

The Contractor shall acknowledge the support of the National Institutes of Health whenever publicizing the work under this contract in any media by including an acknowledgment substantially as follows:

“This project has been funded in whole or in part with Federal funds from the National Institute of Environmental Health Sciences, National Institutes of Health, Department of Health and Human Services, under Contract No. 273-03-C-0045.”

However, publication of any information regarding the animals order and produced as a result of this Contract is not deemed to be at the discretion of the Contractor, but at the Government’s discretion. It shall be mandatory for the Contractor to receive prior approval from the Contracting officer before any information regarding this Contract is publicized.

F.	RESPONSIBLE OFFICIALS

1.	Contracting Officer Authority for Changes

The Contracting Officer is designated on the contract face page. Only the Contracting Officer has the authority to approve any deviations from the specifications and terms of this contract. Undertakings and/or agreements relative to this contract must be taken up in writing with the Contracting Officer, and Matters handled otherwise will not be recognized as binding upon the government. The contractor shall accept no instructions which deviate from the contract if issued by any person other than the Contracting Officer.

2.	Project Officer

a) *** is hereby designated as the Project Officer for this contract.

b) Alternate Project Officer. The name of the Project Officer’s alternate is ***. The Alternate Project Officer has the same authority as the Project Officer, and may exercise that authority at the discretion of the Government, to the extent described below. All references to the Project Officer throughout this contract shall be construed as applying equally to the Alternate.

c) The Government may unilaterally change its Project Officer and/or Alternate designations.

d) The Project Officer will be responsible for coordinating with the contractor in administering the technical aspects of the contract. The project officer is not authorized to make any changes which affect the contract amount, terms, or conditions. Such changes shall be only by action of the Contracting Officer. Services performed under this contract shall be subject to inspection and approval by the Project Officer at any time.

e) The Project Officer is specifically responsible for:

1) Monitoring the contractor’s technical progress, including the surveillance and assessment of performance;

2) Recommending to the Contracting Officer changes in requirements;

*** Confidential treatment requested.

3) Advising the Contracting Officer of technical interpretations;

4) Performing technical evaluations as needed;

5) Performing technical inspections and acceptances required by this contract;

6) Consulting with the contractor relative to the resolution of technical problems encountered during performance;

7) Providing technical information to the contractor (at the option of the Government) which assists in the interpretation of drawings, specifications, or technical portions of the work description;

8) Reviewing and approving or disapproving technical reports, drawings, specifications, technical information, etc. when the contract provides that such items will be delivered by the contractor to the Government under the contract.

f) The Project Officer cannot authorize or direct any work or actions outside the express terms and conditions of the contract. For guidance to the contractor to be valid, it must:

1) Be consistent with the description of work set forth in this contract;

2) Not constitute new assignments of work;

3) Not constitute any change to the expressed terms, conditions, or specifications incorporated into this contract;

4) Not constitute a basis for an extension to the period of performance or contract delivery schedule;

5) Not constitute a change as defined in the contract clause entitled “Changes”;

6) Not constitute a basis for any increase or decrease in the contract price, or any extension or other change to the contract delivery schedules or performance periods.

g) Contractor’s Responsibility with Regard to Interaction with the Project Officer, Alternate, or other Individuals:

Note: The following procedures shall be applicable to directions provided during the term of this contract with the exception of directions provided by Government personnel in emergency situations. Emergency situations shall be deemed to include only those unanticipated emergency conditions which impose a threat to the safety of individuals or have the potential for significant damage to Government property if not immediately corrected. In other words, this clause shall be applied to instructions which could be temporarily postponed and do not require immediate reaction by the contractor to insure the protection of life and/or property from extensive harm.

If, in the opinion of the contractor, any instructions, interpretations, directions, or other actions of the Project Officer, or Alternate, or any other individual create a condition or conditions described in item f)1) through 6) above, or will create situations during the term of the contract which will fall within one of the categories defined in item f)l) through 6) above, the contractor shall not proceed. The contractor shall immediately notify the Contracting Officer verbally, if possible, of its concerns in this regard. The verbal notification shall be followed by a written notification to the Contracting Officer documenting the information or actions taken by the Project Officer, Alternate, or other individual, and the basis for the contractor’s opinion that those actions, instructions, directions, or interpretations will impact on the contract terms and conditions. The written notice shall be due within five (5) working days after the receipt of the Project Officer’s actions which stimulated the concern. The Contracting Officer will gather available information, and will determine whether or not the input actually constitutes a change or other condition prohibited by Section f)1) through 6) above. If it is determined that a change or other prohibited condition will occur, the Contracting Officer will so notify the contractor, and either negotiate and award a formal supplemental agreement, issue a change order, or cancel the directions. If the action by the Project Officer is not determined by the Contracting Officer to be a “change” to the existing contract’s terms and conditions, the Contracting Officer will so notify the contractor of this decision and the reasons therefore, and the contractor would be expected to immediately comply. The contractor would retain the rights provided under the “Changes” clause of this contract in the event that proper actions, as described above, are taken to notify the Contracting Officer and obtain Contracting Officer approval before proceeding with directions from any individual that are deemed to be questionable under Section f)1) through 6) above.

G.	POST AWARD EVALUATION OF CONTRACTOR PERFORMANCE

1.	Contractor Performance Evaluations

Interim and final evaluations of contractor performance will be prepared on this contract in accordance with FAR Subpart 42.15. A final performance evaluation will be prepared at the time of completion of work. In addition to the final evaluation, interim evaluations will be prepared annually to coincide with the anniversary date of the contract.

Interim and final evaluations will be provided to the contractor as soon as practicable after completion of the evaluation. The contractor will be permitted thirty days to review the document and to submit additional information or a rebutting statement. If agreement cannot be reached between the parties, the matter will be referred to an individual one level above the Contracting Officer, whose decision will be final.

Copies of the evaluations, contractor responses, and review comments, if any, will be retained as part of the contract file, and may be used to support future award decisions.

2.	Electronic Access to Contractor Performance Evaluations

Contractors that have Internet capability may access evaluations through a secure Web site for review and comment by completing the registration form that can be obtained at the following address: http:/ocm.od.nih.gov/cdmp/cps_contractor.htm

The registration process requires the contractor to identify an individual that will serve as a primary contact and who will be authorized access to the evaluation for review and comment. In addition, the contractor will be required to identify an alternate contact who will be responsible for notifying the cognizant contracting official in the event the primary contact is unavailable to process the evaluation within the required 30-day time frame.

H.	NEEDLE EXCHANGE

a. Pursuant to Public Law(s) cited in paragraph b., below, contract funds shall not be used to carry out any program of distributing sterile needles or syringes for the hypodermic injection of any illegal drug.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 108-7, Div. G, Title V- General Provisions, Section 505	2003	(10/1/02 – 9/30/03)

I.	PRESS RELEASES

a. Pursuant to Public Law(s) cited in paragraph b., below, the contractor shall clearly state, when issuing statements, press releases, requests for proposals, bid solicitations and other documents describing projects or programs funded in whole or in part with Federal money: (1) the percentage of the total costs of the program or project which will be financed with Federal money; (2) the dollar amount of Federal funds for the project or program; and (3) the percentage and dollar amount of the total costs of the project or program that will he financed by nongovernmental sources.

b.	Public Law and Section No.	Fiscal Year	Period Covered

	P.L. 108-7, Div. G, Title V- General Provisions, Section 507	2003	(10/1/02 – 9/30/03)

J.	ANTI-LOBBYING

a. Pursuant to Public Law(s) cited in paragraph c., below, contract funds shall not be used, other than for normal and recognized executive-legislative relationships, for publicity or propaganda purposes, for the preparation, distribution, or use of any kit, pamphlet, booklet, publication, radio, television, or video presentation designed to support or defeat legislation pending before the Congress or any State legislature, except in presentation to the Congress or any State legislature itself.

b. Contract funds shall not be used to pay salary or expenses of the contractor or any agent acting for the contractor, related to any activity designed to influence legislation or appropriations pending before the Congress or any State legislature.

c.	Public Law and Section No.	Fiscal Year	Period Covered

	for a., above: P.L. 108-7, Div. G, Title V—General Provisions, Section 503a	2003	(10/1/02 – 9/30/03)

	for b., above: P.L. 108-7, Div. G, Title V—General Provisions, Section 503b	2003	(10/1/02 – 9/30/03)

7.    FAR 52.212-5 Contract Terms and Conditions Required to Implement Statutes or Executive Orders- Commercial Items (2003)

(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clause, which is incorporated in this contract by reference, to implement provisions of law or Executive orders applicable to acquisitions of commercial items: 52.233-3, Protest after Award (AUG 1996) (31 U.S.C. 3553).

(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items or components:

☒ (1) 52.203-6, Restrictions on Subcontractor Sales to the Government (JUL 1995), with Alternate I (OCT 1995) (41 U.S.C. 253g and 10 U.S.C. 2402).

☐ (2) 52.219-3, Notice of Total HUBZone Small Business Set-Aside (JAN 1999).

☐ (3) 52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (JAN 1999) (if the offeror elects to waive the preference, it shall so indicate in its offer).

☐ (4)(i) 52.219-5, Very Small Business Set-Aside (JUNE 2003) (Pub. L. 103-403, section 304, Small Business Reauthorization and Amendments Act of 1994).

☐ (ii) Alternate I (MAR 1999) of 52.219-5.

☐ (iii) Alternate II (JUNE 2003) of 52.219-5.

☐ (5)(i) 52.219-6, Notice of Total Small Business Set-Aside (JUNE 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (OCT 1995) of 52.219-6.

☐ (6)(i) 52.219-7, Notice of Partial Small Business Set-Aside (JUNE 2003) (15 U.S.C. 644).

☐ (ii) Alternate I (OCT 1995) of 52.219-7.

☒ (7) 52.219-8, Utilization of Small Business Concerns (OCT 2000) (15 U.S.C. 637 (d)(2) and (3)).

☒ (8)(i) 52.219-9, Small Business Subcontracting Plan (JAN 2002) (15 U.S.C. 637(d)(4)).

☐ (ii) Alternate I (OCT 2001) of 52.219-9.

☐ (iii) Alternate II (OCT 2001) of 52.219-9.

☐ (9) 52.219-14, Limitations on Subcontracting (DEC 1996) (15 U.S.C. 637(a)(14)).

☒ (10)(i) 52.219-23, Notice of Price Evaluation Adjustment for Small Disadvantaged Business Concerns (JUNE 2003) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323) (if the offeror elects to waive the adjustment, it shall so indicate in its offer).

☐ (ii) Alternate I (JUNE 2003) of 52.219-23.

☐ (11) 52.219-25, Small Disadvantaged Business Participation Program-Disadvantaged Status and Reporting (OCT 1999) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐ (12) 52.219-26, Small Disadvantaged Business Participation Program-Incentive Subcontracting (OCT 2000) (Pub. L. 103-355, section 7102, and 10 U.S.C. 2323).

☐ (13) 52.222-3, Convict Labor (JUNE 2003) (E.O. 11755).

☒ (14) 52.222-19, Child Labor-Cooperation with Authorities and Remedies (SEP 2002) (E.O. 13126).

☐ (15) 52.222-21, Prohibition of Segregated Facilities (FEB 1999).

☒ (16) 52.222-26, Equal Opportunity (APR 2002) (E.O. 11246).

☒ (17) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212).

☒ (18) 52.222-36, Affirmative Action for Workers with Disabilities (JUN 1998) (29 U.S.C. 793).

☒ (19) 52.222-37, Employment Reports on Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212).

☐ (20)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Products (AUG 2000) (42 U.S.C. 6962(c)(3)(A)(ii)).

☐ (ii) Alternate I (AUG 2000) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)).

☐ (21) 52.225-1, Buy American Act-Supplies (JUNE 2003) (41 U.S.C. 10a—10d).

☐ (22)(i) 52.225-3, Buy American Act-North American Free Trade Agreement-Israeli Trade Act (JUNE 2003) (41 U.S.C. l0a—10d,19 U.S.C. 3301 note, 19 U.S.C. 2112 note).

☐ (ii) Alternate I (MAY 2002) of 52.225-3.

☐ (iii) Alternate Il (MAY 2002) of 52.225-3.

☒ (23) 52.225-5, Trade Agreements (JUNE 2003) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).

☒ (24) 52.225-13, Restriction on Certain Foreign Purchases (JUN 2003) (E.O. 12722, 12724,13059 13067,13121, and 13129

☐ (25) 52.225-15, Sanctioned European Union Country End Products (FEB 2000) (E.O. 12849).

☐ (26) 52.225-16, Sanctioned European Union Country Services (FEB 2000) (E.O. 12849).

☐ (27) 52.232-29, Terms for Financing of Purchases of Commercial Items (FEB 2003) (41 U.S.C. 255(f), 10 U.S.C. 2307(f).

☐ (28) 52.232-30, Installment Payments for Commercial Items (OCT 1995) (41 U.S.C. 255(f),10 U.S.C. 2307(f).

☐ (29) 52.232-33, Payment by Electronic Funds Transfer-Central Contractor Registration (MAY 1999) (31 U.S.C. 3332).

☒ (30) 52.232-34, Payment by Electronic Funds Transfer-Other than Central Contractor Registration (MAY 1999) (31 U.S.C. 3332).

☐ (31) 52.232-36, Payment by Third Party (MAY 1999) (31 U.S.C. 3332).

☐ (32) 52.239-1, Privacy or Security Safeguards (AUG 1996) (5 U.S.C. 552a).

☐ (28)(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (APR 2003) (46 U.S.C. 1241).

☐ (ii) Alternate I (APR 1984) of 52.247-64.

(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial items or components:

☐ (1) 52.222-41, Service Contract Act of 1965, As Amended (MAY 1989) (41 U.S.C. 351, et seq.).

☐ (2) 52.222-42, Statement of Equivalent Rates for Federal Hires (MAY 1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (3) 52.222-43, Fair Labor Standards Act and Service Contract Act-Price Adjustment (Multiple Year and Option Contracts) (MAY F1989) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (4) 52.222-44, Fair Labor Standards Act and Service Contract Act-Price Adjustment (FEB 2002) (29 U.S.C. 206 and 41 U.S.C. 351, et seq.).

☐ (5) 52.222-47, SCA Minimum Wages and Fringe Benefits Applicable to Successor Contract Pursuant to Predecessor Contractor Collective Bargaining Agreement (CBA) (MAY 1989) (41 U.S.C. 351, et seq.).

(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, and does not contain the clause at 52.215-2, Audit and Records-Negotiation.

(1) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.

(2) The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.

(3) As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.

(e) (1) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c) or (d) of this clause, the Contractor is not required to include any FAR clause, other than those in paragraphs (i) through (vi) of this paragraph in a subcontract for commercial items. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause—

(i) 52.219-8, Utilization of Small Business Concerns (OCT 2000) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii) 52.222-26, Equal Opportunity (APR 2002) (E.O. 11246).

(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212).

(iv) 52.222-36, Affirmative Action for Workers with Disabilities (JUNE 1998) (29 U.S.C. 793).

(v) 52.222-41, Service Contract Act of 1965, As Amended (MAY 1989), flow down required for all subcontracts subject to the Service Contract Act of 1965 (41 U.S.C. 351, et seq.).

(vi) 52.247-64, Preference for Privately-Owned U.S.-Flag Commercial Vessels (APR 2003) (46 U.S.C. Appx 1241). Flow down required in accordance with paragraph (d) of FAR clause 52.247-64.

(2) While not required, the contractor may include in its subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(End of clause)

Pages 2-4 of Attachments to Amendment No. 1 to RFP #273-03-P-0011 are incorporated in the following pages 16-18 of the contract regarding:

B CARE OF LIVE VERTEBRATE ANIMALS/ANIMAL WELFARE ASSURANCE

C. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

D. HHSAR 352.270-9(a) NOTICE TO OFFERORS OF REQUIREMENTS FOR ADEQUATE ASSURANCE OF PROTECTION OF VERTEBRATE ANIMAL SUBJECTS (SEP 1985)

E. HHSAR 352.270-9(b) CARE OF LIVE VERTEBRATE ANIMALS (JAN 2001)

F Addendum to the Statement of Work

Page 1 of Attachments to Amendment No. 2 to RFP #273-03-P-0011 is incorporated in the following page 19 of the contract regarding:

A. MILESTONE BILLING AND PAYMENT

Attachment to Amendment No. 1 to RFP #273-03-P-001

B. CARE OF LIVE VERTEBRATE ANIMALS/ANIMAL WELFARE ASSURANCE

Live Vertebrate Animals will be involved in the performance of this contract as set forth in the Statement of Work. The HHSAR Clause 352.270-9(b), Care of Living Vertebrate Animals, is therefore incorporated in this attachment to the solicitation and, thereby, the resultant contract. The contractor shall obtain, prior to the start of any work under this contract, an approved Animal Welfare Assurance from the Office of Extramural Research (OER), Office of Laboratory Animal Welfare (OLAW), Office of the Director, NIH, as required by Section I-43-30 of the Public Health Service Policy on Humane Care and Use of Laboratory Animals. The contractor shall maintain such assurance for the duration of this contract, and any subcontractors performing work under this contract involving the use of animals shall also obtain and maintain an approved Animal Welfare Assurance.

Note: To be responsive, the bidder, at the time of bid opening, must have an approved Assurance on file with the OPRR, or must be included in an approved Assurance. The bidder must provide the Assurance number below:

Animal Welfare Assurance Number: A4019-01

PRIOR APPROVAL FROM OER, OLAW MUST BE OBTAINED

C. RESTRICTION FROM USE OF LIVE VERTEBRATE ANIMALS

Under governing policy, Federal funds administered by the Public Health Service (PHS) shall not be expended for research involving live vertebrate animals without prior approval by the Office of Laboratory Animal Welfare (OLAW) of an Assurance to comply with the PHS Policy on Humane Care and Use of Laboratory Animals. This restriction applies to all performance sites (e.g. collaborating institutions, subcontractors, subgrantees) without OLA-approved assurances, whether domestic or foreign.

D. HHSAR 352.270-9(a) NOTICE TO OFFERORS OF REQUIREMENTS FOR ADEQUATE ASSURANCE OF PROTECTION OF VERTEBRATE ANIMAL SUBJECTS (SEP 1985)

The PHS Policy on Humane Care and Use of Laboratory Animals by Awardee Institutions establishes a number of requirements for research activities involving animals. Before award may be made to an applicant organization, the organization shall file, with the Office for Protection from Research Risks (OPRR), National Institutes of Health (NIH), a written Animal Welfare Assurance which commits the organization to comply with the provisions of the PHS Policy on Humane Care and Use of Laboratory Animals by Awardee Institutions, the Animal Welfare Act, and the Guide for the Care and Use of Laboratory Animals prepared by the Institute of Laboratory Animals Resources. In accordance with the PHS Policy on Humane Care and Use of Laboratory Animals by Awardee Institutions, applicant organizations must establish a committee, qualified through the experience and expertise of its members, to oversee the institution animal program, facilities and procedures.

No award involving the use of animals shall be made unless the Animal Welfare Assurance has been approved by OPRR. Prior to award, the Contracting Officer will notify contractor(s) selected for projects that involve live vertebrate animals that an Animal Welfare Assurance is required. The Contracting Officer will request that OPRR negotiate an acceptable Animal Welfare Assurance with those contractor(s). For further information, OPRR may be contacted at NIH, Bethesda, Maryland 20892 (301-496-7041).

E. HHSAR 352.270-9(b) CARE OF LIVE VERTEBRATE ANIMALS (JAN 2001)

(a) Before undertaking performance of any contract involving animals related activities, the contractor shall register with the Secretary of Agriculture of the United States in accordance with 7 U.S.C. 2316 and 9 CFR Sections 2.25 through 2.28. The contractor shall furnish evidence of the registration to the Contracting Officer.*

(b) The contractor shall acquire vertebrate animals used in research from a dealer licensed by the Secretary of Agriculture under 7 U.S.C. 2133 and 9 CFR Sections 2.1-2.11, or from a source that is exempt from licensing under those sections.

(c) The contractor agrees that the care and use of any live vertebrate animals used or intended for use in performance of this contract will conform with the PHS Policy on Humane Care and Use of Laboratory Animals, the current Animal Welfare Assurance, the Guide for the Care and Use of Laboratory Animals prepared by the Institute of Laboratory Animal Resources and the pertinent laws and regulations of the United States Department of Agriculture (see 7 U.S.C. 2131 et seq and 9 CFR Subchapter A, Parts 1-4). In case of conflict between standards, the more stringent standard shall be used.

(d) If at any time during performance of this contract, the Contracting Officer determines, in consultation with the Office for Protection from Research Risks (OPRR), National Institutes of Health (NIH), that the contractor is not in compliance with any of the requirements and/or standards stated in paragraphs (a) through (c) above, the Contracting Officer may immediately suspend, in whole or in part, work and further payments under this contract until the contractor corrects the noncompliance. Notice of the suspension may be communicated by telephone and confirmed in writing. If the contractor fails to complete corrective action within the period of time designated in the Contracting Officer’s written notice of suspension, the Contracting Officer may, in consultation with OPRR, NIH, terminate this contract in whole or in part, and the contractor’s name may be removed from the list of those contractors with approved PHS Animal Welfare Assurances.

Note—The contractor may request registration of its facility and a current listing of licensed dealers from the Regional Office of the Animal and Plant Health Inspection Service (APHIS), USDA, for the region in which its research facility is located. The location of the appropriate APHIS Regional Office, as well as information concerning this program may be

*	At NIH, these registrations are submitted to the Office for Protection from Research Risks.

obtained by contacting the Animal Care Staff, USDA/APHIS, 4700 River Road, Riverdale, Maryland 20737.

(End of clause)

F. Addendum to the Statement of Work

The contractor shall maintain the mouse line(s) until its safe arrival through the National Institute of Environmental Health Sciences quarantine and admission into the Vivarium. A line shall be accompanied by four key documents:

(1) Documented diagnostic data and reagents to allow demonstration of CRE successful removal of loxP site in that line.

(2) Documented health assurance form.

(3) Documented genotype data.

(4) Documented proof of sexual function in the form of either report of conceptuses or vaginal plugs in receptive females.

Attachment to Amendment No. 2 to RFP #273-03-P-001

A. MILESTONE BILLING AND PAYMENT

Because of the nature of this procurement, the solicitation defines the desired endpoint as a successful mouse line. The Government is willing to pay a large percentage for ‘non-creation’ of the desired hemizygous floxed mice lines. Specific milestone payments are warranted to the extent that the offeror provides guidelines if specific targetings are stopped early at the behest of the Government. In order to do this, the Performance-Based Payments is being incorporated into the Contract. The contractor and the Project Officer shall comply with the procedures outlined in the specified Billing/Payment Instructions for NIEHS which are referenced in the solicitation and, except regarding the frequency of the invoice and payment schedule wherein the Performance-Based Payments instructions shall regulate the invoice and payment schedule as outlined below.

The Performance-Based Payments Clause outlined in FAR 32.10 permits the Contractor and Contracting Officer to set a schedule of payments based on events or performance criterion with a defined percentage or dollar value of the entire contract attached to each event or criterion. Therefore, under this Contract, the Contractor will submit a request for performance-based payment on the following scheduled events and percentages of payment to be requested:

Event Toward Delivery of Mouse Line(s)	Percentage of Contract Value of Each Mouse Line

(1) Molecular Biology: Steps from initiation to CRE transformation.

(2) Mouse Embryology: Steps leading to generation of live chimera mice.

(3) Mouse Genetics: Steps leading to generation of heterozygous floxed male mice.

Event of Termination of Mouse Line(s)	Percentage of Contract Value of Mouse Line at Termination

(1) Vector Construction Completed

(2) ES Cell Selection

(3) Chimeric Animals Produced

(4) Heterozygotes Produced	100%

CONTRACT DOCUMENTS, EXHIBITS OR ATTACHMENTS

1.	The following document is incorporated by reference in this contract:

Offeror Representations and Certifications—Commercial Items, contractor dated August 1, 2003.

2.	The documents listed below are incorporated in and made a part of this contract:

a. Billing/Payment Instructions for NIEHS Fixed-Price Definite Delivery Supply Contracts, (AT-4) (Rev. 07103), 3 pages.

b. Standard Form LLL, Disclosure of Lobbying Activities and Instructions, 3 pages, undated [applicable where award value exceeds $100,000]

c. Statement of Work (July 21, 2003), 3 pages.

d. Subcontracting Plan

Attachment 2.a.

BILLING/PAYMENT INSTRUCTIONS FOR FIXED-PRICE

DEFINITE DELIVERY CONTRACTS FOR SUPPLIES FOR THE NIEHS

A. General Instructions

1. General The Contractor shall submit vouchers or invoices as prescribed herein to meet the requirements of a “proper” invoice pursuant to OMB Circular A-125.

2. Format Standard Form-1034, Public Voucher for Purchases or Services Other Than Personal, and Standard Form-1035, Public Voucher for Purchases or Services Other Than Personal-Continuation Sheet, or reproduced copies of such forms marked ORIGINAL should be used to submit claims for reimbursement. In lieu of SF-1034 and SF-1035, claims may be submitted on Form HHS-646, Financial Report of Individual Project/Contract, or on the payee’s letterhead or self-designed form provided that it contains the necessary information.

3. Frequency Vouchers or invoices shall be submitted on a monthly basis (to be determined by the Project Officer in accordance with the schedule in the Statement of Work). Payment will be made by Electronic Funds Transfer.

4. Voucher or Invoice Submission An original and three (3) copies of the voucher or invoice shall be concurrently submitted as indicated below:

Paying Office [Submit original copy]:

National Institutes of Health

Division of Financial Management

Commercial Accounts Section

Building 31, Room BIB39

9000 Rockville Pike

Bethesda, MD 20892

Contracting Office [(Submit three (3) copies]:

Invoice Processing (NH-02)

Acquisitions Management Branch

National Institute of Environmental Health Sciences

P.O. Box 12874

Research Triangle Park, NC 27709

Inquiries regarding payment of vouchers or invoices should be directed to:

Chief, Commercial Accounts Section, DFM

Telephone: (301) 496-1418

BILLING/PAYMENT INSTRUCTIONS FOR FIXED-PRICE

DEFINITE DELIVERY CONTRACTS FOR SUPPLIES—Continued

5. Preparation and Itemization of the Voucher or Invoice The voucher or invoice shall be prepared in ink or typewriter without strikeovers and corrections or erasures must be initialed by the person preparing the invoice. Vouchers or invoices shall include the following.

a. Paying Office and Address. (same as in paragraph 4. above)

b. Invoice Number

c. Date of Invoice (Date it is prepared.)

d. Contract Number and Date (Contract Number and the Date of the Contract)

e. Shipping and Payment Terms

f. Other Substantiating Documentation or Information as Required by this Contract

g. Payee’s Name and Address. Show the Contractor’s name (as it appears in the Contract), correct address, and the title and telephone number of the responsible official to whom payment is to be sent. When an approved assignment has been made by the Contractor, or a different payee has been designated, then insert the name and address of the payee instead of the Contractor.

h. Description of Goods or Services, Quantity, Unit Price, and Total Amount

Charges for Freight or Express Shipments Other Than F.O.B. Destination. (If shipped by freight or express and charges are more than $25.00, attach a prepaid bill.)

j. Equipment. If there is a Contract clause authorizing the purchase of any item of equipment, the final invoice must contain a statement indicating that no item of equipment was purchased, or include a completed Form HHS-565, Report of Capitalized Nonexpendable Equipment.

k. If Final voucher or invoice, mark “FINAL.” The completion/final invoice is a final invoice which is submitted promptly upon completion of the work, but no later than one year from the contract completion date.

B. Government Procedure

1. The Project Officer shall complete and sign Form NIH-2345, Report of Rental Equipment and Services Received (or similar form/memorandum) and forward the original to NIEHS Procurement Support promptly at the conclusion of each payment period. A copy of the completed form should be retained by the Project Officer. A similar form to the NIH-2345 can be

BILLING/PAYMENT INSTRUCTIONS FOR FIXED-PRICE

DEFINITE DELIVERY CONTRACTS FOR SUPPLIES—Continued

drafted by the Project Officer and approved by the Contracting Officer before it’s use under the contract.

2. NIEHS Procurement Support shall make sure that the receiving information on Form NIH-2345 (or similar form/memo) is promptly entered into the Material Management System (MMS).

3. Commercial Accounts Section, -DFM, NIH, shall make payments against vouchers or invoices which match obligation, affd receiving information in MMS.

C. Currency

All NIH contracts are expressed in United States dollars. Where expenditures are made in a currency other than United States dollars, billings on the contract shall be expressed, and reimbursement by the United States Government shall be made, in that other currency at amounts coincident with actual costs incurred. Currency fluctuations may not be a basis of gain or loss to the contractor. Notwithstanding the above, the total of all invoices paid under this contract may not exceed the United States dollars authorized.

D. Discounts

In all cases where discounts are offered, coordination with the fiscal office is necessary. If such discount is deemed economically justified by the fiscal office, the review and approval process by the project officer and contracting officer shall be accelerated to take advantage of such discount.

E. HHSAR Billing/Payment Provision

The HHSAR provision, which follows, is applicable to this contract and these NIEHS Billing/Payment Instructions:

HHSAR 352.232-9: WITH HOLDING OF CONTRACT PAYMENTS (APR 1984)

Notwithstanding any other payment provisions of this contract, failure of the Contractor to submit required reports when due or failure to perform or deliver required work, supplies, or services, will result in the withholding of payments under this contract unless such failure arises out of causes beyond the control, and without the fault or negligence of the Contractor as defined by the clause entitled “Excusable Delays” or “Default,” as applicable. The Government shall promptly notify the Contractor of its intention to withhold payment of any invoice or voucher submitted.

Attachment 2.b.

DISCLOSURE OF LOBBYING ACTIVITIES

Approved by OMB

0348-0046

Complete this form to disclose lobbying activities pursuant to 31 U.S.C. 1352

(See reverse for public burden disclosure.)

1. Type of Federal Action:	2. Status of Federal Action:	3. Report Type:
a. contract b. grant c. cooperative agreement d. loan e. loan guarantee f. loan insurance	a. bid/offer/application b. Initial award c. post-award	a. initial filing b. material change For Material Change Only: year ______ quarter_______ date of last report

4. Name and Address of Reporting Entity:	5. If Reporting Entity in No. 4 is Subawards, Enter Name and Address of Prime

☐ Prime ☐ Subawardee Tier _____, if known: Congressional District, if known:	Congressional District, if known:

6. Federal Department/Agency:	7. Federal Program Name/Description CFDA Number, if applicable:

8. Federal Action Number, if known:	9. Award Amount, if known: $

10. a. Name and Address of Lobbying Entity (if individual, last name, first name, MI):	b. Individual Performing Services (including address if different from No. 10a) (last name, first name, MI)

(attach Continuation Sheet(s)	SF-LLL-A, if necessary)

11. Amount of Payment (check all that apply): $_________ ☐ actual ☐ planned 12. Form of Payment (check all that apply): ☐ a. cash ☐ b. in-kind; specify: nature ________ value__________	13. Type of Payment (check all that apply): ☐ a. retainer ☐ b. one-time fee ☐ c. commission ☐ d. contingent fee ☐ e. deferred ☐ f. other; specify: _____________________

14.    Brief Description of Services Performed or to be Performed and Date(s) of Service, including officer(s), employee(s), or Member(s) contacted, for payment indicated in Item 11:

(attach Continuation Sheet(s) SF-LLL-A, if necessary)

15. Continuation Sheet(s) SF-LLL-A attached: Yes No

16.    Information requested through this form is authorized by title 31 U.S.C. Section 1352. This disclosure of lobbying activities is a material representation of fact upon which reliance was placed by the tier above when this transaction was made or entered into. This disclosure is required pursuant to 31 U.S.C. 1352. This information will be reported to the Congress semi-annually and will be available for public inspection. Any person who fails to file the required disclosure shall be subject to a civil penalty of not less than $10,000 and not more than $100,000 for each failure.

Signature: _______________________________ Print Name: ______________________________ Title: _______________________________ Telephone No.:__________________ Date:__________

Authorized for Local Reproduction Standard Form—LLL

Attachment 2.b.

DISCLOSURE OF LOBBYING ACTIVITIES

CONTINUATION SHEET

Approved by OMB

0348-0046

Reporting Entity: ________________________________________________________	Page of

Authorized for Local Reproduction

Standard Form—LLL-A

Attachment 2.b.

INSTRUCTIONS FOR COMPLETION OF SF-LLL, DISCLOSURE OF LOBBYING ACTIVITIES

This disclosure form shall be completed by the reporting entity, whether subawardee of prime Federal recipient, at the initiation or receipt of a covered Federal action, or a material change to a previous filing, pursuant to title 31 U.S.C. section 1352. The filing of a form is required for each payment or agreement to make payment to any lobbying entity for influencing of attempting to influence an officer or employee of any agency, a Member o£ Congress, an officer or employee of Congress, or an employee of a member of Congress in connection with a covered Federal action. Use the SF-LLL-A Continuation Sheet for additional information if the space on the form is inadequate. Complete all items that apply for both the initial filing and material change report. Refer to the implementing guidance published by the Office of Management and Budget for additional information.

1.	Identify the type of covered Federal action for which lobbying activity is and/or has been secured to influence the outcome of a covered Federal action.

2.	Identify the status of the covered Federal action.

3.	Identify the appropriate classification of this report. If this is a follow-up report caused by a material change to the information previously reported, enter the year and quarter in which the change occurred. Enter the date of the last previously submitted report by this reporting entity for this covered Federal action.

4.	Enter the full name, address, city, state and zip code of the reporting entity. Include Congressional District, if known. Check the appropriate classification of the reporting entity that designates if it is, or expects to be, a prime or subaward recipient. Identify the tier of the subawardee, e.g., the first subawardee of the prime is the lot tier. Subawards include but are not limited to subcontracts, subgrants and contract awards under grants.

5.	If the organization filing the report in item 4 checks “Subawardee,” then enter the full name, address, city, state and zip code of the prime Federal recipient. Include Congressional District, if known.

6.	Enter the name of the Federal agency making the award or loan commitment. Include at least one organizational level below agency name, if known. For example, Department of Transportation, United States Coast Guard.

7.	Enter the Federal program name or description for the covered Federal action (item 1). If known, enter the full Catalog of Federal Domestic Assistance (CFDA) number for grants, cooperative agreements, loans, and loan commitments.

8.	Enter the most appropriate Federal identifying number available for the Federal action identified in item 1 (e.g., Request for Proposal (RFP) number, Invitation for Bid (IFB) number, grant announcement number, the contract, grant, or loan award number, the application/proposal control number assigned by the Federal agency). Include prefixes, e.g., “RFP-DE-90-001.”

9.	For a covered Federal action where there has been an award or loan commitment by the Federal agency, enter the Federal amount of the award/loan commitment for the prime entity identified in item 4 or 5.

10.	(a) Enter the full name, address, city, state and zip code of the lobbying entity engaged by the reporting entity identified in item 4 to influence the covered Federal action.

(b)	Enter the full names of the individual (a) performing services, and include full address if different from 10(a); Enter Last Name, First Name, and Middle Initial (MI).

11.	Enter the amount of compensation paid or reasonably expected to be paid by the reporting entity (item 4) to the lobbying entity (item 10). Indicate whether the payment has been made (actual) or will be made (planned). Check all boxes that apply. If this is a material charge report, enter the cumulative amount of payment made or planned to be made.

12.	Check the appropriate box(es). Check all boxes that apply. If payment is made through an in-kind contribution, specify the nature and value of the in-kind payment.

13.	Check the appropriate box(es). Check all boxes that apply. If other, specify nature.

14.	Provide a specific and detailed description of the services that the lobbyist has performed, or will be expected to perform, and the date(s) of any services rendered. Include all preparatory and related activity, not just time spent in actual contact with Federal officials. Identify the Federal official(s) or employee(s) contacted or the officer(s), employee(s), or member(s) of Congress that were contacted.

15.	Check whether or not a SP-LLL-A Continuation Sheet(s) is attached.

16.	The certifying official shall sign and date the form, print his/her name, title and telephone number.

Public reporting burden for this collection of information is estimated to average 30 minutes per response, including time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding the burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the office of Management and Budget, Paperwork Reduction Project (0348 0046) Washington D.C. 20503.

Attachment 2.c.

Statement of Work (July 21, 2003)

Introduction

The laboratory mouse is a necessary-research model organism because of the fact that all members of a give strain can possess nearly identical genes. This feature makes interpretation of environmental influences (such as pesticides, toxins, heavy metals) more easily detected and studied. The understanding of the genetic makeup of the mouse also allows for creation of specific mouse lines that lack specific genes, thereby allowing investigators to test for the role of those genes in a particular process or biochemical pathway. Such gene-defective, customized mouse lines are known colloquially in the field as “knock-out mice” because through use of detailed recombinant DNA methods, any desired mouse gene can be systematically deleted (i.e., “knocked out”) from the chromosomes of that mouse and all of its progeny.

Because the knockout techniques involve inherited gene alterations, traditional knockout lines have led to strains of mice in which the genes are congenitally deleted, that is, gone from the time of conception onward throughout life. This methodology, now over 15 years old, is a particularly powerful research tool for studying human genetic defect diseases such as “inborn errors of metabolism.” But the method suffers from two principal drawbacks. First, extremely severe gene defects may not be compatible with sustaining of life, and hence no viable mouse line can be developed bearing that gene defect. Secondly, because the gene is congenitally defective, the organism does not undergo normal development. Biochemical pathways and anatomical features of the normal adult may be absent or aberrant, thereby making the strain less than desirable as a model organism for an adult condition.

Recent advances in molecular biology now allow for creation of an elegant type of new mouse knockout, called “conditional knockouts” These animals can bear a gene knockout that occurs only in specific tissues, and/or only at specific times in the animal’s life. This variant of the original knockout technology involves use of two separate mouse lines, one in which the gene to be knocked out is has been altered to contain at its boundaries two foreign DNA sequences called “Lox P sites”. These sites define to points in the gene at which a deletion (knockout) is desired. A gene that has been targeted with Lox P sites is said to be “Floxed.”

A second component of this method requires the participation of a second mouse strain, one in which a foreign gene encoding an enzyme called “CRE Recombinase” has been introduced: This enzyme has the unique ability to digest Lox P elements in DNA, thereby inactivating the Floxed gene. If the foreign CRE gene is expressed in only certain tissues in the mouse, or at only certain times of development, or only when a particular drug is given, the knocking-out of the Floxed gene can occur in a specific, pre-ordained way. Mouse strains that have “floxed” genes are perfectly normal until the CRE acts. Thus, for instance, adult-disease models, or acute liver-damage models can be created. These animal models are critical for next-generation genetic understanding of environmental influences upon human health.

The Institute’s scientists in the Division of Intramural Research have identified a set of mouse genes for which conditional knockout mouse lines will be especially valuable and critical to their carrying out the mission of the Institute. For this reason, the Scientific Director supports the initiative to obtain mouse lines bearing Floxed genes. Technology at NIEHS does not provide for this methodology in-house. Rather, commercial sources are set up to carry out the necessary steps for molecular biology, mouse embryology, and animal husbandry.

Scope of Work

The Contractor shall prepare mouse lines bearing Floxed genes. A prioritized list of 25 to 40 genes has been prepared, representing a broad opportunity for all Institute scientific groups to access this technology.

The Contractor shall initiate development of a minimum of 20 mouse lines in the first year. Delivery rates shall be targeted at a minimum of five completed lines before the renewal option deadline in the fourth quarter, and continue at a sustained similar rate of delivery throughout the contract period and extensions. The Contractor shall carry out the following steps:

1. Prepare all necessary DNA vectors needed for Floxing specific mouse genes, in consultation with Institute scientists.

2. Lox P elements will be inserted into specific loci of mouse genes as defined in consultation with Institute scientists. Following the contractor’s own protocols, founder male mice will be derived that provide founder animals demonstrating germline transmission of said Floxed genes. The chosen methodology shall be of such a nature that no selection cassette is left behind.

3. The Contractor shall also provide suitable hybridization probe descriptions and representative examples to allow the NIEHS users to confirm satisfactory gene deletion following CRE recombinase activation in the offspring mice derived from breeding the founder males with females bearing CRE recombinase.

4. Finally, the founder animals shall be suitably free of pathogens to allow direct entry into the NIEHS Vivarium without need for re-derivation of the lines. Only mouse lines acceptable to NIEHS Vivarium shall be considered as deliverables. Mouse lines shall be prepared in a constant genetic background, to be defined by the Project Director in consultation with the Contractor.

5. In the event that Contractor proposes to use mouse lines of a proprietary nature, or its own variant lines not available as wild-type animals from other commercial sources, then Contractor shall provide founder lines of wild-type animals of the same genetic background to be used as gene-normal controls in subsequent experiments.

6. Institute scientists may, at the option of the Project Officer, re-prioritize or substitute genes into the work queue, up to the point at which the Contractor’ work on that specific gene has begun. Such work initiation shall mean any designing of primers, or subsequent laboratory steps.

The compensation to the Contractor for this change is to be charged under the line item “Change Order Charges” at the set price negotiated with the contractor.

7. The Government Project Director may also require that work on a specific gene be terminated or re-prioritized after that gene’s project has begun. Such a termination shall be charged at a time-and-amount basis to be negotiated but shall be less than the cost of a completed knockout line. The compensation to the Contractor for this change is to be charged under the line item “Change Order Charges” at the set price negotiated with the contractor.

8. The Contractor may, at its option, request to retain commercial rights to sell founder animals derived from the NIEHS gene targeting project. Agreement to grant these rights shall be a part of the contract process and is not explicitly nor implicitly granted.

9. The NIEHS will have complete freedom to utilize the knockout lines for any public scientific purpose, and will have complete freedom to publish findings based upon these animals without conditions. Similarly, NIEHS will have complete freedom to distribute these mouse lines and/or any cells, tissues of other derivatives thereof, to any noncommercial scientific entity.

10. The Contractor shall initiate work on no less than five prioritized genes per quarter, staging the work in sequence such that no less than 20 of the genes shall have been initiated at the primer-construction stage by the end of the fist year. No less than five completed Floxed mouse lines shall be delivered by the end of the first year. Delivery of subsequent groups of five mouse lines shall proceed in succeeding quarters.

Confidential Treatment of Sensitive Information

The Contractor shall guarantee strict confidentiality of the information/data that it is provided by the Government during the performance of the contract. The Government has determined that the information/data that the Contractor will be provided during the performance of the contract is of a sensitive nature.

Disclosure of the information/data, in whole or in part, by the Contractor can only be made after the Contractor receives prior written approval from the Contracting Officer. Whenever the Contractor is uncertain with regard to the proper handling of information/data under the contract, the Contractor shall obtain a written determination from the Contracting Officer.

Prioritization of Floxed Mouse Lines

All work requirements, i.e., prioritization of work, cancellation of work, re-prioritization of work, shall flow only from the Project Officer or in his absence from the Alternate Project Officer to the Contractor personnel.

Delivery to NIEHS

The delivery address of the National Institute of Environmental Health Sciences is:

National Institute of Environmental Health Sciences

111 T.W. Alexander Drive

Research Triangle Park, NC 27709.

Attachment 2.d.

SMALL BUSINESS SUBCONTRACTING PLAN

DATE OF PLAN: September 12, 2003

CONTRACTOR:	Xenogen Biosciences

ADDRESS:	5 Cedar Brook Drive Cranbury, NJ 08512

DUNN & BRADSTREET NUMBER:	361145428

CCR NUMBER:	N/A

SOLICITATION OR CONTRACT NUMBER:	RFP 273-03-P-0011

ITEM/SERVICE (Description):	Generation of conditional knockout mouse lines bearing floxed genes

TOTAL CONTRACT AMOUNT:	***	***
	Total contract or Base-Year, if options	Option #1 (if applicable)
***	***	***
Option #2 (if applicable)	Option #3 (if applicable)	Option #4 (if applicable)

TOTAL MODIFICATION AMOUNT, IF APPLICABLE	$N/A
TOTAL TASK ORDER AMOUNT, IF APPLICABLE	$N/A

PERIOD OF CONTRACT PERFORMANCE (Month, Day & Year): 9/15/03 - 9/14/04 (plus options for 4 additional 1 year extensions)

1.	Type of Plan

☒ Individual plan (all elements developed specifically for this contract and applicable for the full term of this contract).

☐ Master plan (goals developed for this contract) all other elements standardized and approved by a lead agency Federal Official; must be renewed every three years and contractor must provide copy of lead agency approval.

☐ Commercial products/service plan This plan is used when the contractor sells products and services customarily used for non-government purposes. Plan/goals are negotiated with the initial agency on a company-wide basis rather than for individual contracts. The plan is effective only during the year approved. The contractor must provide a copy of the initial agency approval, and must submit an annual SF 295 to HHS with a breakout of subcontracting prorated for HHS (with an OPDIV breakdown, if possible).

2.	Goals

State separate dollar and percentage goals for Small Business (SB), Small Disadvantaged Business (SDB); Woman-owned Small Business (WOSB), Historically Underutilized Business Zone (HUBZone), Small Business, Veteran-owned Small Business (VOSB), Service-Disabled Veteran-owned Small Business (SDVOSB) and “Other than small business” (Other) as subcontractors, for the base year and each option year, as specified in FAR 19.704. (Break out and append option year goals, if the contract contains option years or project annual subcontracting base and goals under commercial plans.)

***	Confident treatment requested

***

***	Confidential treatment requested

i.	Provide a description of ALL the products and/or services to be subcontracted under this contract, and indicate the size and type of business supplying them (check all that apply).

Product/Service	Other	SB	SDB	WOSB	HUBZone	VOSB	SDVOSB
DNA sequencing		X	X	X
Chromosome karyotyping		X	X	X
Live animal shipping	X

j.	Provide a description of the method used to develop the subcontracting goals for SB, SDB, WOSB, HUBZone, and VOSB concerns. Address efforts made to ensure that maximum practicable subcontracting opportunities have been made available for those concerns and explain the method used to identify potential sources for solicitation purposes. Explain the method and state the quantitative basis (in dollars) used to establish the percentage goals. Also, explain how the areas to be subcontracted to SB, SDB, WOSB, HUBZone, VOSB, and SDVOSB concerns were determined, how the capabilities of these concerns were considered for contract opportunities and how such data comports with the cost proposal. Identify any source lists or other resources used in the determination process.

Xenogen Biosciences does not anticipate extensive subcontracting opportunities will be available that are specific to this contract. Contract-specific goods/services that Xenogen Biosciences intends to subcontract specific for this effort are DNA sequencing, chromosome karyotyping, and live animal transport of the deliverable mice. All other efforts are anticipated to utilize in-house resources or else draw upon supplies that are acquired on a company-wide basis for all other commercial and internal projects. However, services that Xenogen Biosciences has traditionally outsourced are available for subcontract to SB, SDB, WOSB, HUBZone, and VOSB concerns. Although some of these are highly specialized and technical services, Xenogen Biosciences fortunately has already identified, and previously used, two concerns for those services that qualify as both WOSB and SDB concerns.

k.	Indirect costs have not been included in the dollar and percentage subcontracting goals above.

3. Program Administrator

NAME/TITLE: Mr. Peter Grim

ADDRESS: 5 Cedar Brook Drive, Cranbury, NJ 08512

TELEPHONE/E-MAIL: 609-235-1465/peter.grim@xenogeny.com

Duties: Does the individual named above have general overall responsibility for the company’s subcontracting program, i.e., developing, preparing, and executing subcontracting plans and monitoring performance relative to the requirements of those subcontracting plans and perform the following duties? ☐ yes ☒ no

As a small business concern itself, and one that is engaged in selling products and services for primarily non-government customers, Xenogen Biosciences does not have a specific company-wide subcontracting program for SB,

SDB, WOSB, HUBZone, VOSB, and SDVOSB concerns. However, as discussed in this plan, Xenogen Biosciences will implement efforts to award contract-specific, outsourced services to such concerns. In so doing, Mr. Grim will endeavor to develop and maintain source lists of suitable SB, SDB, WOSB, HUBZone, VOSB and SDVOSB concerns. Mr. Grim will also work with the senior purchaser of our parent company, Xenogen Corporation, to identify and maintain lists of such concerns. To the extent possible, Mr. Grim will assess whether there are SB, SDB, WOSB, HUBZone, VOSB, and SDVOSB bidding contracting opportunities for other goods and services that are acquired on a company-wide basis. Finally, working in conjunction with our finance department, Mr. Grim will monitor the company’s subcontracting program performance and make adjustments to achieve the subcontract plan goals. Mr. Grim will be responsible for preparing required subcontract reports and for coordinating the company’s activities during any Federal agency compliance reviews.

4.	Equitable Opportunity

Xenogen Biosciences will endeavor to continue to include small business concerns in its outsourcing/subcontracting efforts. Xenogen Biosciences intends to use its (and its parent corporation’s) membership in business development and trade organizations to provide those opportunities for small business concerns, as well as seeking sources from the Small Business Administration’s (SBA) PRO-Net and SUB-Net Systems, and the NIH e-portals in Commerce. Xenogen Biosciences will monitor the status and success, of these efforts throughout the period of performance.

5. Flow Down Clause

Xenogen Biosciences agrees to include the provisions under FAR 52.219-8, “Utilization of Small Business Concerns,” in all acquisitions exceeding the simplified acquisition threshold that offer further subcontracting opportunities.

6. Reporting and Cooperation

Xenogen Biosciences will cooperate in any studies of surveys in this area that may be required by NIEHS and periodically submit reports that show compliance with the subcontracting plan (including Standard Forms 294 and 295) as required and indicated below:

Reporting Period	Report Due	Due Date
Oct 1 – Mar 31	SF 294	4/30
Apr 1 – Sept 30	SF 294	10/30
Oct 1 – Sept 30	SF 295	10/30
Contract Completion	OF 312	30 days after completion

Notes:	SF 295 Report is due on 10/30 each year for the previous fiscal year ending 9/30.

a.	SF 294 and Optional Form 312, (OF 312) (if required) to be submitted to Contracting Officer.

b.	SF 295 to be submitted to Contracting Officer and to the:

Office of Small and Disadvantaged Business Utilization

Department of Health and Human Services

200 Independence Avenue, SW

Humphrey H. Building, Room 517-D

Washington, D.C. 20201

c.	“Information” copy of the SP 295 and the SF 294 will be provided upon request to the SBA Commercial Market Representative (CMR) nearest Xenogen Biosciences.

7. Record keeping

Xenogen Biosciences will keep records to demonstrate its compliance with this subcontracting plan that include the following

a.	SB, SDB, WOSB, HUBZone, VOSB, and SDVOSB source lists, guides and other data identifying such vendors;

b.	Organizations contacted in an attempt to locate SB, SDB, WOSB, HUBZone, VOSB, and SDVOSB sources;

c.	On a contract-by-contract basis, records on all subcontract solicitations over $100,000, which indicate for each solicitation (1) whether SB, SDB, WOSB, HUBZone, VOSB, and/or SDVOSB concerns were solicited, if not, why not and the reasons solicited concerns did not receive subcontract awards.

d.	Records to support internal guidance and encouragement provided to buyers through monitoring performance to evaluate compliance with the program and requirements; and

f.	On a contract-by-contract basis, records to support subcontract award data including the name, address, and business type and size of each subcontractor.

g.	Records of any outreach efforts to contact trade associations and business development organizations and participate in trade fairs.

8. Timely Payments to Subcontractors

Xenogen Biosciences uses procedures to ensure the timely payment of amounts due pursuant to the terms of your subcontracts with small business concerns, small disadvantaged small business concerns, women-owned small business concerns, HUBZone small business concerns, veteran-owned small business concerns, and service-disabled veteran-owned small business concerns.

9. Description of Good Faith Effort

Maximum practicable utilization of small, small disadvantaged, women-owned, HUBZone, veteran owned, and service-disabled veteran-owned small business concerns as subcontractors in Government contracts is a matter of national interest with both social and economic benefits. When a contractor fails to make a good faith effort to comply with a subcontracting plan, these objectives are not achieved, and 15 U.S.C. 637(d)(4)(F) directs that liquidated damages shall be paid by the contractor. In order to demonstrate your compliance with a good faith effort to achieve the small, small disadvantaged, women-owned, HUBZone, veteran-owned, and service-disabled veteran-owned small business subcontracting goals, outline the steps your company plans to take. These steps will be negotiated with the contracting officer prior to approval of the plan.

•	Periodic review of sources from the Small Business Administration’s (SBA) PRO-Net and SUB-Net Systems, and the NIH e-Portals in Commerce to identify potential suppliers of services to be subcontracted.

•	Periodic review of industry and other, non-government resources to identify potential suppliers of services to be subcontracted.

•	Periodic measurement and review of achievement of the stated goals.